EXHIBIT 99.2 Press Release

News Release for Immediate Release on June 23, 2009

Contact:  Michael Pawelek, Chairman and CEO: 210-545-5994 or
IR Contact:  David Charles, Sierra Partners LLC, 303-757-2510

South Texas Oil Company Regains Compliance with Nasdaq Listing Requirements

SAN ANTONIO – June 23, 2009 (PR Newswire) – South Texas Oil Company (NASDAQ: STXX) today announced that it has been notified by the Nasdaq that it has regained compliance with continuing listing requirements for the Nasdaq Global Market.

As previously disclosed, on May 20, 2009, South Texas Oil Company received a Nasdaq Staff Deficiency Letter from Nasdaq’s Listing Qualifications Department indicating that the Company was not in compliance with the minimum $10,000,000 stockholders’ equity requirement for continued listing on the Nasdaq Global Market.

As disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on June 18, 2009, the Company submitted to Nasdaq on June 4, 2009 a plan for regaining compliance with the continued listing requirements based, in part, upon the closing of the Company’s $27.3 million debt restructuring transactions, with Longview Fund L.P., its largest stockholder, which closed effective May 18, 2009.  The Company’s plan indicated that the restructuring transactions would have a positive effect on the Company’s stockholders’ equity, which would enable the Company to satisfy the stockholders’ equity requirement for continued listing on the Nasdaq Global Market.  Specifically, the Company’s plan indicated that:

•
The Company will have increased available cash for operations by reduction of debt service of approximately $8,800 per day (or approximately $3.2 million per year) associated with the reduction of debt as a result of the proposed exchange.  There are currently no arrears in principal or interest in respect to the Notes.

•	The Company will have a significant improvement of its balance sheet and total stockholders’ equity, which will result in a greater ability to attract future financing to support strategic growth.

On June 22, 2009, the Nasdaq notified the Company that on the basis of the Company’s June 18, 2009 Form 8-K filing, and subject to continued monitoring of the Company’s ongoing compliance with the stockholder’s equity requirement, Nasdaq has determined that the Company once again complies with the Nasdaq’s listing qualifications for listing on the Nasdaq Global Market.

About South Texas Oil Company
San Antonio-based South Texas Oil Company (NASDAQ: STXX) is an independent energy company engaged in the acquisition, production, exploration and development of crude oil and natural gas.  Our core operating areas include Texas, Louisiana and the Gulf Coast.  The Company controls a large inventory of lower-risk developmental / exploitation locations and higher-risk, high-reward exploration prospects.  The Company leverages its geological and geophysical strengths by acquiring high-quality, operated properties and further enhances an asset's value through field-level cost reduction.  It continually evaluates producing property acquisition opportunities complementary to its core operating areas.  Please visit www.southtexasoil.com for additional information.

Forward-Looking Statements
This press release contains forward-looking information regarding South Texas Oil Company that is intended to be covered by the safe harbor "forward-looking statements" provided by the Private Securities Litigation Reform Act of 1995, based on the Company's current expectations and includes statements regarding acquisitions and divestitures, estimates of future production, future results of operations, quality and nature of the asset base, the assumptions upon which estimates are based and other expectations, beliefs, plans, objectives, assumptions, strategies or statements about future events or performance (often, but not always, using words such as "expects", "anticipates", "plans", "estimates", "potential", "possible", "probable", or "intends", or stating that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved). Statements concerning oil and gas reserves also may be deemed to be forward-looking statements in that they reflect estimates based on certain assumptions that the resources involved can be economically exploited. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to: the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits; the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather such as hurricanes and other natural disasters); uncertainties as to the availability and cost of financing; fluctuations in oil and gas prices; risks associated with derivative positions; inability to realize expected value from acquisitions, inability of the Company’s management team to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change or governmental approvals may be delayed or withheld. Additional information on these and other factors which could affect the Company’s operations or financial results are included in the Company’s reports on file with the SEC. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the projections in the forward-looking statements. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. The Company does not assume any obligation to update forward-looking statements should circumstances or management's estimates or opinions change.